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                                                                    EXHIBIT 4.3

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                      WARRANT REGISTRATION RIGHTS AGREEMENT


                            Dated as of May 27, 1998


                                  by and among


                               PARK `N VIEW, INC.


                                       and


               DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION





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                  This Warrant Registration Rights Agreement (the "Agreement")
is made and entered into as of May 27, 1998, by and among Park `N View, Inc., a Delaware corporation (the "Company"), and Donaldson, Lufkin & Jenrette Securities Corporation (the "Initial Purchaser"), who has agreed to purchase an aggregate of 75,000 Units consisting of $75,000,000 in aggregate principal amount of the Company's 13% Series A Senior Notes due 2008 and warrants (the "Warrants") to purchase an aggregate of 505,375 shares of the Company's Common Stock, $.001 par value, pursuant to the Purchase Agreement (as defined below).

                  This Agreement is made pursuant to the Purchase Agreement (the "Purchase Agreement"), dated as of May 20, 1998, by and among the Company and the Initial Purchaser. In order to induce the Initial Purchaser to purchase the Units, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchaser set forth in Section 8 of the Purchase Agreement. All defined terms used but not defined herein shall have the meanings ascribed to them in the Indenture (as defined below).

                  The parties hereby agree as follows:

SECTION 1.        DEFINITIONS

                  As used in this Agreement, the following capitalized terms shall have the following meanings:

                  Act: The Securities Act of 1933, as amended.

                  Business Day: Any day except a Saturday, Sunday or other day in the City of New York, or in the city of the corporate trust office of the Trustee, on which banks are authorized to close.

                  Closing Date: The date hereof.

                  Commission:  The Securities and Exchange Commission.

                  Common Stock: The common stock, $.001 par value, of the Company.

                  Exchange Act: The Securities Exchange Act of 1934, as amended from time to time.

                  Exchange Offer: As defined in the Registration Rights Agreement, dated the Closing Date, among the Company and the Initial Purchaser.

                  Holders: As defined in Section 2 hereof.

                  Indenture: The Indenture, dated the Closing Date, between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), pursuant to which the Units are




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to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

                  NASD:  National Association of Securities Dealers, Inc.

                  Notes: The 13% Series A Senior Notes due 2008 of the Company, being sold and issued pursuant to the Purchase Agreement and the Indenture, or any notes exchanged therefor as contemplated by the Indenture.

                  Person: An individual, partnership, corporation, trust, unincorporated organization, or a government or agency or political subdivision thereof.

                  Prospectus: The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

                  Registrable Securities: The Warrants, Warrant Shares and any other securities issued or issuable with respect to the Warrants or the Warrant Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; provided that a security ceases to be a Registrable Security when it is no longer a Transfer Restricted Security.

                  Registration Expenses: See Section 6 hereof.

                  Registration Statement: Any registration statement of the Company which covers Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such Registration Statement.

                  Transfer Restricted Securities: A Warrant or Warrant Share, until such Warrant or Warrant Share (i) has been effectively registered under the Act and disposed of in accordance with the Registration Statement covering it, (ii) is distributed to the public pursuant to Rule 144 or (iii) may be sold or transferred pursuant to Rule 144(k) (or any similar provisions then in force) under the Act or otherwise.

                  Warrants: The warrants of the Company issued and sold pursuant to the Purchase Agreement and the Warrant Agreement, together with any warrants issued in substitution or replacement therefor.

                  Warrant Agreement: The Warrant Agreement dated the Closing Date by and among the Company and State Street Bank and Trust Company, as Warrant Agent.

                  Warrant Shares: The Common Stock or other securities which any Holder may acquire upon exercise of a Warrant, together with any other securities which such Holder may


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acquire on account of any such securities, including, without limitation, as the result of any dividend or other distribution on Common Stock or any split-up of such Common Stock as provided for in the Warrant Agreement.

SECTION 2.  SECURITIES SUBJECT TO THIS AGREEMENT

            (a) Registrable Securities. The securities entitled to the benefits of this Agreement are the Registrable Securities.

            (b) Holders of Registrable Securities. A Person is deemed to be a Holder of Registrable Securities whenever such Person owns Registrable Securities or has the right to acquire such Registrable Securities, whether or not such acquisition has actually been effected; provided that the Company shall be required only to use its reasonable best efforts to establish the identity of the Holders of Registrable Securities in order to enable such Holders to exercise their respective rights under this Agreement.

SECTION 3.  SHELF REGISTRATION

            (a) The Company shall file and shall use its best efforts to have a "shelf" registration with respect to all Registrable Securities on any appropriate form pursuant to Rule 415 (or similar rule that may be adopted by the Commission) under the Act (the "Shelf Registration") (i) covering resales by the Holders of the Warrants or the resale of Warrant Shares upon the exercise of the Warrants by broker-dealers and (ii) covering the issuance of the Warrant Shares by the Company upon exercise, or if such issuance is not then permitted to be registered by applicable rule or policy of the Commission, covering resales of the Warrant Shares, on the earlier of (A) May 27, 1999 or (B) 65 days after a Change of Control (as defined in the Indenture). Notwithstanding the foregoing, the Company shall not be required to file such Shelf Registration on or prior to the consummation of the Exchange Offer; provided that, in the event the Exchange Offer is consummated later than the filing time required by the preceding sentence for each Shelf Registration, the Company shall file such Shelf Registration(s) within 30 days after the date of the consummation of the Exchange Offer provided, further, that the Company shall not be required to include any Holder who has not provided its information in accordance with
Section 5(b)(ii), so long as the Company within 30 days of the receipt of such information agrees to include such Holder in such Shelf Registration Statement provided that the Company shall be required to update such Shelf Registration Statement no more than once per calendar month.

            (b) If the Holders of a majority of the outstanding Registrable Securities consisting of Warrants or Warrant Shares to be registered in the Shelf Registration so elect, an offering of Registrable Securities pursuant to the Shelf Registration may be effected in the form of an underwritten offering. In such event, and if the managing underwriters advise the Company and the Holders of such Registrable Securities in writing that in their opinion the amount of Registrable Securities proposed to be sold in such offering exceeds the amount of Registrable Securities which can be sold in such offering, there shall be included in such underwritten offering the amount of such Registrable Securities which in the opinion of such


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underwriters can be sold, and such amount shall be allocated pro rata among the
Holders of such Registrable Securities on the basis of the number of Registrable Securities requested to be included by such Holders. The Holders of the Registrable Securities to be registered shall pay all underwriting discounts and commissions of such underwriters.

                  (c) If any of the Registrable Securities covered by the Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority of such Registrable Securities consisting of outstanding Warrants or Warrant Shares included in such offering; provided that such investment bank or manager shall be reasonably satisfactory to the Company.

                  (d) The Company shall use its best efforts to keep the Shelf Registration continuously effective until May 15, 2008 or such shorter period that will terminate upon the earlier of such time as (i) all of the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the terms of the Shelf Registration Statement or (ii) the Registrable Securities may be distributed pursuant to Rule 144 under the Act or transferred pursuant to Rule 144(k) under the Act.

                  The Company further agrees to use its best efforts to prevent the happening of any event that would cause the Registration Statement pursuant to Section 3 hereof to contain a material misstatement or omission or to be not effective and usable for resale of the Registrable Securities during the period that such Registration Statement is required to be effective and usable.

                  (e) Each Holder of Registrable Securities whose Registrable Securities are covered by a Registration Statement filed pursuant to this Section 3 agrees, if requested by the managing underwriters in an underwritten offering that occurs either pursuant to this Agreement or in connection with a registered initial public offering of the Common Stock of the Company, not to effect any public sale or distribution of securities of the Company of the same class as any Securities included in such Registration Statement, including a sale pursuant to Rule 144 under the Act (except as part of such underwritten registration), during the 10-day period prior to, and during the 90-day period beginning on, the closing date of each such underwritten offering (the "Lock-up Period"), to the extent that such Holders are timely notified in writing by the Company or the managing underwriters; provided that each Holder of Registrable Securities shall be subject to the hold-back restrictions of this Section 3(e) only once during the term of this Agreement; and provided, further, that such notice shall be deemed to be timely for purposes of this Section 3(e) if such notice is electronically posted at the facilities of the Depositary Trust Company or similar or successor entity at least 15-days prior to the beginning of the Lock-up Period.

                  The foregoing provisions shall not apply to any Holder of Registrable Securities if such Holder is prevented by applicable statute or regulation from entering into any such agreement; provided that any such Holder shall undertake, in its request to participate in any such underwritten offering, not to effect any public sale or distribution of any applicable class of



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Registrable Securities commencing on the date of sale of such applicable class of Registrable Securities unless it has provided 45 days prior written notice of such sale or distribution to the underwriter or underwriters.

SECTION 4.  LIQUIDATED DAMAGES

         If the Registration Statement: (i) is not filed with the Commission on or prior to the date specified for such filing in Section 3(a) hereof; (ii) has not been declared effective by the Commission pursuant to Section 3(a) hereof; or (iii) following the date such Registration Statement is declared effective by the Commission, shall cease to be effective without being restored to effectiveness by amendment or otherwise within 30 business days, (each such event referred to in clauses (i) through (iii), a "Shelf Registration Default") to the extent permitted by applicable law, the Company shall pay as liquidated damages and not as a penalty to each Holder during the first 90-day period immediately following the occurrence, and during the continuance of such Shelf Registration Default, an amount equal to $.0025 per week per Warrant (or per such number of Warrant Shares then issuable upon exercise of or in respect of a Warrant) with respect to each subsequent 90-day period until all Shelf Registration Defaults have been cured, up to a maximum amount of liquidated damages of $.0125 per week per Warrant (or per such number of Warrant Shares then issuable upon exercise of or in respect of a Warrant); provided that the Company shall in no event be required to pay liquidated damages for more than one Registration Default at any given time. Notwithstanding anything to the contrary set forth herein, (1) upon filing of the Shelf Registration Statement, in the case of (i) above, (2) upon the effectiveness of the Shelf Registration Statement or (3) upon the filing of a post-effective amendment to the Shelf Registration Statement or an additional Registration Statement that causes the Shelf Registration Statement to again be declared effective or made usable in the case of (iii) above, the liquidated damages payable with respect to the Transfer Restricted Securities as a result of such clause (i), (ii) or (iii), as applicable, shall cease. Notwithstanding the foregoing, the Company will not be obligated to pay any liquidated damages as provided in clause (iii) above during the period that dispositions of Transfer Restricted Securities are permitted to be suspended in accordance with Section 5(b); provided, that the Company is otherwise in compliance with its obligations hereunder.

         All accrued liquidated damages shall be paid to record Holders by the Company by wire transfer of immediately available funds, or by mailing a federal funds check, on each Interest Payment Date (as defined in the Indenture). All obligations of the Company set forth in the preceding paragraph that are outstanding with respect to any Registrable Security at the time such security has been effectively registered under the Act shall survive until such time as all such obligations with respect to such security have been satisfied in full.

SECTION 5.  REGISTRATION PROCEDURES

         (a) General Provisions. In connection with the Company's registration obligations pursuant to Section 3 hereof, the Company will use its best efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:


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                           (1) use its best efforts to keep such Registration
         Statement continuously effective and provide or incorporate by reference all requisite financial statements for the period specified in Section 3 of this Agreement. Upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Registrable Securities during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Registration Statement or file appropriate documents that will be so incorporated by reference, (1) in the case of clause (A), correcting any such misstatement or omission, and (2) in the case of either clause (A) or (B), use its best efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

                           (2) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the period set forth in Section 3(d) hereof; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act; and comply in all material respects with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus; the Company shall not be deemed to have used its best efforts to keep a Registration Statement effective during the applicable period if it voluntarily takes any action that would result in selling Holders of the Registrable Securities covered thereby not being able to sell such Registrable Securities during that period unless such action is required under applicable law, provided that the foregoing shall not apply to actions taken by the Company in good faith and for valid business reasons, including without limitation the acquisition or divestiture of assets, so long as the Company promptly thereafter complies with the requirements of clause (14) below, if applicable;

                           (3) advise the underwriter(s), if any, and selling Holders promptly and, if requested by such Persons, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Registrable Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the


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         Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Registrable Securities under state securities or Blue Sky laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time provided, however, that with respect to the foregoing clauses (A) and (B), the Company shall only be obligated to advise the selling Holders of such events upon the receipt of a written request by such selling Holder to be so advised;

                           (4) upon request, make available to each selling Holder named in any Registration Statement or Prospectus and each of the underwriter(s) in connection with such sale, if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus and the Company will not file or will correct any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which the selling Holders of the Registrable Securities covered by such Registration Statement or the underwriter(s) in connection with such sale, if any, shall reasonably object within five days after the receipt thereof. A selling Holder or underwriter, if any, shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission or fails to comply with the applicable requirements of the Act;

                           (5) upon request, promptly upon the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, make available copies of such document to the selling Holders and to the underwriter(s) in connection with such sale, if any, make the Company's representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such selling Holders or underwriter(s), if any, reasonably may request;

                           (6) upon request, make available at reasonable times for inspection by the selling Holders, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by such selling Holders or any of such underwriter(s), all financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its



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         effectiveness; provided that any person to whom information is provided under this clause (6) agrees in writing to maintain the confidentiality of such information to the extent such information is not in the public domain;

                           (7) if requested by any selling Holders or the underwriter(s) in connection with such sale, if any, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Registrable Securities, information with respect to the principal amount of Registrable Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

                           (8) upon request, furnish to each selling Holder and each of the underwriter(s) in connection with such sale, if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, and make available all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

                           (9) deliver to each selling Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

                           (10) in connection with an underwritten offering pursuant to Section 3 hereof, enter into such agreements (including, unless not required pursuant to Section 3 hereof, an underwriting agreement) and make such representations and warranties and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Registrable Securities pursuant to any Registration Statement contemplated by this Agreement as may be reasonably requested by any Holder of Registrable Securities or underwriter in connection with any sale or resale pursuant to any Registration Statement contemplated by this Agreement, and in such connection, the Company shall:

                           (A) furnish to each selling Holder and each underwriter, if any, upon the effectiveness of the Registration
         Statement:

                               (1) a certificate, dated the date of
                           effectiveness of the Registration Statement, signed by (x) the President and (y) any Vice


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                           President, the Secretary or an Assistant Secretary of
                           the Company, confirming, as of the date thereof, the matters set forth in paragraphs (a), (b), (c) and (d) of Section 8 of the Purchase Agreement and such other matters as the Holders and/or underwriter(s) may reasonably request;

                                    (2) an opinion, dated the date of
                           effectiveness of the Registration Statement, of counsel for the Company, covering (i) due authorization and enforceability of the Warrants,
                           (ii) a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company and representatives of the independent public accountants for the Company and have considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing (relying as to materiality to a large extent upon facts provided to such counsel by officers and other representatives of the Company and without independent check or verification), no facts came to such counsel's attention that caused such counsel to believe that the applicable Registration Statement, at the time such Registration Statement or any post-effective amendment thereto became effective, and contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Registration Statement as of its date and, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iii) such other matters of the type customarily covered in opinions of counsel for an issuer in connection with similar securities offerings, as may reasonably be requested by such parties. Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial, statistical and accounting data included in any Registration Statement contemplated by this Agreement or the related Prospectus; and

                                    (3) a customary comfort letter, dated as of
                           the date of effectiveness of the Registration Statement, from the Company's independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with primary underwritten offerings, and affirming the matters set forth in the comfort letters delivered pursuant to
                           Section 8(i) of the Purchase Agreement, without exception;


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                           (B) set forth in full or incorporate by reference in
                  the underwriting agreement, if any, in connection with any sale or resale pursuant to any Registration Statement the indemnification provisions and procedures of Section 7 hereof with respect to all parties to be indemnified pursuant to said Section; and

                           (C) deliver such other documents and certificates as
                  may be reasonably requested by such parties to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company pursuant to this clause
                  (10), if any.

                  The above shall be done at each closing under such underwriting or similar agreement, as and to the extent required thereunder, and if at any time the representations and warranties of the Company contemplated in (A)(l) above cease to be true and correct, the Company shall so advise the underwriter(s), if any, and selling Holders promptly and if requested by such Persons, shall confirm such advice in writing;

                           (11) prior to any public offering of Registrable Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Registrable Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders or underwriter(s), if any, may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided that the Company shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

                           (12) in connection with any sale of Registrable Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and to register such Registrable Securities in such denominations and such names as the Holders or the underwriter(s), if any, may request at least two Business Days prior to such sale of Registrable Securities;

                           (13) use its best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Registrable Securities, subject to the proviso contained in clause (11) above;

                           (14) if any fact or event contemplated by clause (2) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of


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         Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                           (15) provide a CUSIP number for all Registrable Securities not later than the effective date of a Registration Statement covering such Registrable Securities and provide the Trustee under the Indenture with printed certificates for the Registrable Securities which are in a form eligible for deposit with the Depository Trust Company;

                           (16) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD, and use its best efforts to cause such Registration Statement to become effective and approved by such governmental agencies or authorities as may be necessary to enable the Holders selling Registrable Securities to consummate the disposition of such Registrable Securities;

                           (17) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders with regard to any applicable Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) covering a twelve-month period beginning after the effective date of the Registration Statement (as such term is defined in paragraph (c) of Rule 158 under the Act);

                           (18) cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed if requested by the Holders of a majority in aggregate principal amount of Registrable Securities or the managing underwriter(s), if any;

                           (19) provide promptly to each Holder upon written request each document filed with the Commission pursuant to the requirements of Section 13 or Section 15(d) of the Exchange Act; and

                           (20) if the registration is a registration in which securities of the Company are sold to an underwriter for reoffering to the public, obtain a customary comfort letter, dated as of the date of effectiveness of each Registration Statement, addressed to the Board of Directors of the Company from the Company's independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters to boards of directors in underwritten offerings.

                  (b) Restrictions on and Obligations of Holders. (i) Each Holder agrees by acquisition of a Registrable Security that, upon receipt of any notice from the Company of the existence of any fact of the kind described in
Section 5(a)(3)(C) or (D) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the applicable Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(a)(14) hereof, or until it is advised in writing (the "Advice") by the

Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities that was current at the time of receipt of such notice. The Company will be deemed not to have used its best efforts to cause a Registration Statement to remain effective during the requisite period if the Company has voluntarily taken any action that resulted in the delivery of a notice described in Section 5(a)(3)(D) hereof unless (A) such action was required by applicable law or (B) such action was taken by the Company in good faith and for valid business reasons (but not including avoidance of the Company's obligations hereunder), including a material corporate transaction; provided that, in any event, the aggregate number of days in any consecutive twelve-month period for a which a Registration Statement is not effective or usable does not exceed 45 days. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to
Section 5(a)(3)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 5(a)(14) hereof or shall have received the Advice.

         (ii) Each Holder agrees (A) to the extent that it is required by the Act to comply with the registration and prospectus delivery requirements of the Act in connection with its use of the Shelf Registration Statement, such Holder, by its acquisition of a Registrable Security, agrees to comply with such requirements and (B) it will furnish to the Company in writing, within 20 days after receipt of a request therefor, the information specified in Item 507 or 508 of Regulation S-K, as applicable, of the Act for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. In the event that any such Holder fails to provide such information such Holder of Transfer Restricted Securities shall not be entitled to liquidated damages pursuant to Section 4 hereof unless and until such Holder shall have provided all such information. Each selling Holder agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

SECTION 6.  REGISTRATION EXPENSES

           (a) All expenses incident to the Company's performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses (including filings made by any Holder with the NASD (and, if applicable, the fees and expenses of any "qualified independent underwriter") and its counsel, as may be required by the rules and regulations of the NASD); (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including, without limitation, expenses of printing or engraving certificates for the Registrable Securities in a form eligible for deposit with the Depositary Trust Company and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company and the Holders of Transfer Restricted Securities; (v) all application and filing fees in connection with listing the Registrable Securities on a national exchange or automated quotation system pursuant to the requirements hereof; and
(vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

         The Company will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

         (b) In connection with each Registration Statement required hereunder, the Company will reimburse the Holders of Registrable Securities being registered pursuant to such Registration Statement for the fees and disbursements of not more than one counsel chosen by the Holders of a majority of the principal amount of such Registrable Securities, or more than one, if, in the reasonable judgment of counsel for the Holders and counsel for the Company, a conflict exists among such Holders. Notwithstanding the provisions of this
Section 6, each Holder of Registrable Securities shall pay all registration expenses to the extent required by applicable law.

SECTION 7.  INDEMNIFICATION

         (a) The Company agrees to indemnify and hold harmless each Holder, its directors, officers and each Person, if any, who controls such Holder (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act), from and against any and all losses, claims, damages, liabilities, judgments, (including without limitation, any legal or other expenses reasonably incurred in connection with investigating or defending any matter, including any action that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary prospectus or Prospectus (or any amendment or supplement thereto) provided by the Company to any Holder, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by an untrue statement or omission or alleged untrue statement or omission that is (i) based upon information relating to any of the Holders furnished in writing to the Company by or on behalf of any of the Holders or (ii) made in any preliminary prospectus if a copy of the Prospectus (as amended or supplemented, if the Company shall furnish such amendment or supplement thereto) was not sent or given by or on behalf of such Holder to the person asserting any such loss, claim, damage, liability or expense, if required to law so to have been delivered, at or prior to the written confirmation of the sale of the Registrable Securities as required by the Act and the Prospectus (as so amended or supplemented) would have corrected in all material respects such untrue statement or omission.

         (b) Each Holder of Registrable Securities agrees, severally and not jointly, to indemnify and hold harmless the Company, and its directors and officers, and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company, to the same extent as the foregoing indemnity from the Company set forth in section (a) above, but only with reference to information relating to such Holder furnished in writing to the Company by or on behalf of such Holder expressly for use in any Registration Statement. In no event shall any Holder, its directors, officers or any Person who controls such Holder be liable or responsible for any amount in excess of the amount by which the total amount received by such Holder with respect to its sale of Registrable Securities pursuant to a Registration Statement exceeds (i) the amount paid by such Holder for such Registrable Securities and (ii) the amount of any damages that such Holder, its directors, officers or any Person who controls such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

         (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b) (the "INDEMNIFIED PARTY"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PERSON") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 7(a) and 7(b), a Holder shall not be required to assume the defense of such action pursuant to this Section 7(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Holder). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by a majority of the Holders, in the case of the parties indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or
(ii) effected without its written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

         (d)      To the extent that the indemnification provided for in this
Section 7 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Holders, on the other hand, from their sale of Registrable Securities or (ii) if the allocation provided by clause 7(d)(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company, on the one hand, and of the Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by the Holder, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and judgments referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 7(a), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.



SECTION 8.  RULE 144A

         The Company hereby agrees with each Holder, for so long as any Registrable Securities remain outstanding, to make available, upon request of any Holder of Registrable Securities, to any Holder or beneficial owner of Registrable Securities in connection with any sale thereof and any prospective purchaser of such Registrable Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Registrable Securities pursuant to Rule 144A.

SECTION 9.  MISCELLANEOUS

         (a) Remedies. Each Holder of Registrable Securities, in addition to being entitled to exercise all rights provided herein, and as provided in the Purchase Agreement and the Warrant Agreement and granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

         (b) No Inconsistent Agreements. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities that conflicts with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The Company has not previously entered into any agreement granting any registration rights of its securities to any Person except as set forth in the Offering Memorandum, dated May 20, 1997 with respect to the Offering. Except as described in Schedule 1, the rights granted to the Holders of Registrable Securities hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any other agreement in effect on the date hereof, except where a waiver with respect thereto has been obtained prior to the date of effectiveness of any Registration Statement required under this Agreement.

         (c) Adjustments Affecting the Registrable Securities. The Company will not take any action, or permit any change to occur, with respect to the Registrable Securities which would adversely affect the ability of any of the Holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement.

         (d) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of a majority of the outstanding Registrable Securities consisting of outstanding Warrants or Warrant Shares. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders of Registrable Securities may be given by the Holders of at least a majority of the Registrable Securities being sold.

         (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

                  (i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

                  (ii) if to the Company:

                                    Park `N View, Inc.
                                    11711 NW 39th Street
                                    Coral Springs, Florida  33065
                                    Telecopier No.:  (954) 745-7899
                                    Attention:  Steve Conkling

                                    With a copy to:

                                    Kilpatrick Stockton, LLP
                                    4100 Lake Boone Trail, Suite 400
                                    Raleigh, NC 27607
                                    Telecopier No.: (919) 420-1800
                                    Attention: James M. O'Connell, Esq.


                  All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

                  Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

                  (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Registrable Securities.

                  (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

                  (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                  (k) Entire Agreement. This Agreement together with the other Documents (as defined in the Purchase Agreement) is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the securities sold pursuant to the Purchase Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.




                                    PARK `N VIEW, INC.


                                    By:     /s/  Stephen L. Conkling
                                       ---------------------------------------
                                       Name:   Stephen L. Conkling
                                       Title:  CFO, COO



DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION




By:      /s/  Marc Cummins
   -------------------------------
Name:    Marc Cummins
Title:   M.E.

                                   SCHEDULE I

                                    EXISTING

                               REGISTRATION RIGHTS

The Holders of the Company's Series B Preferred Stock and Series C Preferred Stock and certain holders of Common Stock and warrants to purchase shares of Common Stock are parties to a Registration Rights Agreement, dated as of November 13, 1996, as amended by the Amendment to Registration Rights Agreement, dated as of August 22, 1997, and subsequently amended by letter agreement, dated as of May 20, 1998 (collectively referred to herein as the "Registration Rights Agreement"). The Registration Rights Agreement, as amended, prohibits the Company from granting demand registration rights and piggyback registration rights under certain circumstances, but does not prohibit the Company from granting the registration rights provided pursuant to this Agreement. Furthermore, the Registration Rights Agreement provides that such holders of the Series B Preferred Stock and Series C Preferred Stock, as well as certain holders of Common Stock and warrants to purchase shares of Common Stock, generally have piggyback registration rights, but such holders do not have any such rights in connection with the registration contemplated by this Agreement.

The holder of a warrant to purchase up to 180,000 shares of Common Stock at an exercise price of $8.00 per share also has piggyback registration rights. The warrant granting such piggyback registration rights provides that, if the proposed registration is an underwritten offering and the managing underwriter determines cutbacks are necessary, then all selling security holders (other than the holders of the Series B Preferred Stock and the Series C Preferred Stock and certain holders of Common Stock and warrants to purchase shares of Common Stock, who will have priority as to the holder of the warrant) will be reduced pro rata. Prior to exercise of such piggyback registration rights, the warrant holder must exercise the warrant for at least the number of shares being registered.